UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2009
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On December 31, 2009, Terrence T. Schoeninger retired from the position of Chairman and Chief Executive Officer of the Registrant’s subsidiary, Safety National Casualty Corporation (“SNCC”).
(e) On December 31, 2009, various amendments were made to the Reliance Standard Life Insurance Company (“RSLIC”) Pension Plan, the RSLIC Supplemental Executive Retirement Plan (the “SERP”) and the Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the “DCM Pension Plan” and, together with the foregoing plans, the “Defined Benefit Plans”), and to the RSLIC Nonqualified Deferred Compensation Plan (the “NQDC”).
As a result of these amendments, no additional benefits will accrue under the Defined Benefit Plans for the plan participants, including the Registrant’s named executive officers where applicable, after December 31, 2009, and accrued benefits under these plans will be frozen based on eligible compensation and years of service accumulated through such date. In addition, effective January 1, 2010, employer matching contributions under the NQDC were eliminated pursuant to the amendment to such plan. The amendments to the SERP, the DCM Pension Plan and the NQDC are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.
Item 8.01. Other Events
On January 1, 2010, Mark A. Wilhelm was appointed as Chairman and Chief Executive Officer of SNCC. Mr. Wilhelm has been with SNCC for over thirty-two years and served as SNCC’s President and Chief Underwriting Officer prior to such appointment.

Item 9.01.	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
10.1	Amendment 2009-1 to the Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan

10.2	Amendment to the Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz

10.3	Amendment 2009-1 to the Reliance Standard Life Insurance Company Nonqualified Deferred Compensation Plan
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: January 6, 2010